UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2017

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 19, 2017, NexPoint Capital, Inc. (the “Company”) entered into a financing arrangement (the “Financing Arrangement”) with BNP Paribas Prime Brokerage International, Ltd. (“BNPP PBI”), BNP Prime Brokerage, Inc. (“BNPP PB”), and BNP Paribas (each a “BNPP Entity” and, together, the “BNPP Entities”). Under the Financing Arrangement, the Company may borrow a maximum of the average amount of aggregate cash borrowings held by the Company under the Financing Agreements (as that term is defined below) over the twenty business days immediately preceding a notice date established by BNPP PBI or otherwise the number of business days since October 19, 2017. In no event may borrowings under the Financing Agreements exceed that permitted by the Investment Company Act of 1940, as amended, which requires the Company to maintain a coverage ratio of total assets to total borrowings and other senior securities, including all borrowings under the Financing Arrangement, of at least 200%. The Financing Arrangement was effected through a U.S. prime brokerage agreement by and between the Company and BNPP PB, on behalf of itself and as agent for the BNPP Entities (the “U.S. PB Agreement”), a prime brokerage agreement by and between the Company, BNPP PBI, and BNP Paribas acting through its New York branch (the “International PB Agreement”), a committed facility agreement by and between the Company and BNPP PBI (the “Committed Facility Agreement”), a special custody and pledge agreement (the “U.S. Triparty Agreement”) by and between the Company, BNPP PB, and State Street Bank and Trust Company, as custodian (the “Custodian”), and a special custody and pledge agreement (the “International Triparty Agreement”) by and between the Company, BNPP PBI and the Custodian (collectively, the “Financing Agreements”).

Pursuant to the U.S. PB Agreement, BNPP PB will provide the Company with prime brokerage services, including opening and maintaining accounts for margin loans, execution, settlement, and other products or services, and otherwise transact business with the Company. Pursuant to the International PB Agreement, BNPP PBI agrees to provide services to the Company similar to those set forth in the U.S. PB Agreement with BNPP PB.

Borrowings under the Committed Facility Agreement accrue interest at a rate equal to the one-month London Interbank Offered Rate, plus 1.60% per annum depending on the asset type of the underlying security. Interest is payable monthly in arrears. The Company may terminate the Committed Facility Agreement upon 179 days’ notice. Absent a default or facility termination event or the ratings decline described in the following sentence, BNPP PBI is required to provide the Company with 179 days’ notice prior to (i) modifying the method for calculating collateral requirements, (ii) recalling or causing repayment of any borrowings under the Committed Facility Agreement, (iii) modifying the interest rate spread on borrowings under the Committed Facility Agreement, (iv) modifying any other fees, provided that BNPP PBI may modify fees immediately if (x) the amount of such fees charged to BNPP PBI have been increased by a service provider or (y) consistent with increases generally to BNPP PBI’s customers made at the same time, and (v) terminating any of the Financing Agreements. BNPP PBI has a cancellation right if BNP Paribas’ long-term credit rating declines three or more notches below its highest rating by any of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., or Fitch Ratings, Ltd., during the period commencing on the closing date of the Committed Facility Agreement (October 19, 2017) and ending on the date of such long-term credit rating decline. Upon any such termination, BNPP PBI shall pay the Company a fee equal to 0.20% of the maximum amount of financing available on the termination date.

The Company’s obligations to the BNPP Entities under the Financing Arrangement are secured by a first priority security interest in the collateral delivered to the BNPP Entities under the Financing Agreements. The portfolio of securities pledged under the U.S. Triparty Agreement and the International

Triparty Agreement will be held in a segregated custody account with the Custodian, though BNP Paribas, acting through its New York branch, may act as custodian for certain assets not otherwise held by the Custodian under the Financing Agreements. The value of securities required to be pledged as collateral by the Company is determined in accordance with the margin requirements described in the Financing Agreements.

In connection with the Financing Arrangement, the Company has made certain representations and warranties and is required to comply with various covenants, reporting requirements, and other customary requirements for similar facilities. The Financing Agreements contain the following customary events of default and termination events, among others: (a) the occurrence of a default or similar condition under certain third-party contracts of the Company; (b) any change in BNPP PBI’s interpretation of applicable law that, in the reasonable opinion of counsel to BNPP PPBI, has the effect of impeding or prohibiting the Financing Arrangement; (c) certain events of insolvency or bankruptcy of the Company; (d) specified material reductions in the Company’s net asset value; (e) any change in the Company’s fundamental investment policies; and (f) the termination of the investment advisory agreement between the Company and NexPoint Advisors, L.P., or if NexPoint Advisors, L.P. otherwise ceases to act as investment adviser to the Company and is not immediately replaced by an affiliate or other investment adviser acceptable to BNPP PBI.

Under the terms of the Financing Agreements, BNPP PB and BNPP PBI each have the ability to borrow a portion of the pledged collateral (collectively, the “Hypothecated Securities”), subject to certain limits. The Company receives a fee from BNPP PB or BNPP PBI in connection with any Hypothecated Securities. The Company may designate any security within the pledged collateral as ineligible to be a Hypothecated Security, provided that after such designation there are eligible securities within the segregated custody accounts in an amount at least equal to the outstanding borrowings owed by the Company to BNPP PB and BNPP PBI. The Company may recall any Hypothecated Security at any time and BNPP PB or BNPP PBI must return such security or equivalent security within a commercially reasonable period. In the event BNPP PB or BNPP PBI does not return the security, the Company will have the right to, among other things, apply and set off an amount equal to 100% of the then-current fair market value of such Hypothecated Securities against any outstanding borrowings owed to BNPP PB or BNPP PBI under the Financing Agreements. Hypothecated Securities are marked-to-market daily and if the value of all Hypothecated Securities exceeds 100% of the outstanding borrowings owed by the Company under the Financing Agreements, BNPP PB and BNPP PBI may either reduce the amount of Hypothecated Securities to eliminate such excess or deposit into the segregated custody accounts an amount of cash equal to such excess. The Company will continue to receive interest and the scheduled repayment of principal balances on Hypothecated Securities.

The foregoing descriptions of the Financing Arrangement and Financing Agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.5 and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Committed Facility Agreement, dated and effective as of October 19, 2017, by and between NexPoint Capital, Inc. and BNP Paribas Prime Brokerage International, Ltd.

10.2	U.S. PB Agreement, dated and effective as of October 19, 2017, by and between NexPoint Capital, Inc. and BNP Paribas Prime Brokerage, Inc.

10.3	International PB Agreement, dated and effective as of October 19, 2017, by and between NexPoint Capital, Inc., BNP Paribas Prime Brokerage International, Ltd., and BNP Paribas acting through its New York branch.

10.4	U.S. Triparty Agreement, dated and effective as of October 19, 2017, by and between NexPoint Capital, Inc., BNP Paribas Prime Brokerage, Inc. and Street Bank and Trust Company.

10.5	International Triparty Agreement, dated and effective as of October 19, 2017, by and between NexPoint Capital, Inc., BNP Paribas Prime Brokerage International, Ltd., and State Street Bank and Trust Company, as custodian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date: October 23, 2017	By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Principal Financial Officer, Principal Accounting Officer, and Treasurer